UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2011

CORNERSTONE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-30497	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Georgia Avenue, Chattanooga, Tennessee 37402
(Address of principal executive offices) (zip code)

(423) 385-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The 2011 Annual Shareholders Meeting (the "2011 Annual Meeting") of Cornerstone Bancshares, Inc. (the "Company") was held on April 28, 2011. Set forth below are the matters that were voted upon by the shareholders at the 2011 Annual Meeting, all of which are more fully described in the Company's 2011 proxy statement, and the final voting results for each such matter.

1.           Election of Directors.  The ten nominees listed below were elected to serve on the Board of Directors for a term expiring in 2012 as follows:

Director	For	Abstentions	Broker Non-Votes
B. Kenneth Driver	3,164,285	114,527	1,934,594
Karl Fillauer	3,273,610	4,114	1,934,594
David G. Fussell	3,272,949	4,114	1,934,594
Nathaniel F. Hughes	3,267,644	4,114	1,934,594
Lawrence D. Levine	3,261,907	4,114	1,934,594
Frank S. McDonald	3,250,627	4,114	1,934,594
Doyce G. Payne, M.D.	3,237,593	4,977	1,934,594
Wesley M. Welborn	3,270,194	4,114	1,934,594
Billy O. Wiggins	3,262,548	4,977	1,934,594
Marsha Yessick	3,065,922	4,526	1,934,594

2.           Ratification of Appointment of Independent Registered Public Accounting Firm.  The appointment of Hazlett, Lewis & Bieter, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011was ratified as follows:

For	5,290,722
Against	1,612
Abstentions	7,790
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE BANCSHARES, INC.

Date: September 8, 2011	By:	/s/ Nathaniel F. Hughes
Nathaniel F. Hughes
President